The information in this preliminary prospectus supplement is not complete and may change. This preliminary prospectus supplement and the accompany prospectus are not an offer to sell the shares and are not soliciting an offer to buy the shares in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated December 9, 2015
PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 25, 2015)
[●] Shares of Common Stock
Offered by Selling Shareholders
__________________
The selling shareholders identified in this preliminary prospectus supplement are offering [●] shares, without par value, of our common stock. The selling shareholders will receive all net proceeds from the sale of the shares of our common stock in this offering.
__________________
Our common stock trades on the Nasdaq Global Select Market under the symbol “SRCE.” On December 8, 2015, the closing price of our common stock on the Nasdaq Global Select Market was $31.83 per share. You are urged to obtain current market quotations of the common stock.
__________________
This investment involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus.
__________________
	Price to Public	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders (before expenses)
Per Share	$[●]	$[●]	$[●]
Total	$[●]	$[●]	$[●]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this preliminary prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares of common stock to purchasers through the facilities of The Depository Trust Company, against payment on or about December [●], 2015.

Keefe, Bruyette & Woods
A Stifel Company

The date of this prospectus supplement is December 9, 2015.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-1
PROSPECTUS SUPPLEMENT SUMMARY	S-3
RISK FACTORS	S-4
USE OF PROCEEDS	S-4
SELLING SHAREHOLDERS	S-4
UNDERWRITING	S-7
LEGAL MATTERS	S-9
WHERE YOU CAN FIND MORE INFORMATION	S-9
INCORPORATION BY REFERENCE	S-10

ABOUT THIS PROSPECTUS SUPPLEMENT
In this prospectus supplement, unless otherwise indicated, the terms “we,” “us,” “our” and the “Company” refer to 1st Source Corporation and, where appropriate, our subsidiary companies.
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the selling shareholders and their successors, including transferees, which we collectively refer to as the “Selling Shareholders”, and the terms on which the Selling Shareholders are offering and selling our common stock. The second part is the accompanying prospectus, dated November 25, 2015, which contains and incorporates by reference important business and financial information about us and other information about the offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the completion of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing, this prospectus supplement or the accompanying prospectus, as the case may be.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus. We have not, and the Selling Shareholders and the underwriter have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  The Selling Shareholders and the underwriter are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or any sale of our common stock offered hereby. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in our common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including information incorporated into this prospectus supplement by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.
All statements other than statements of historical fact are statements that could be forward-looking statements.  Words such as “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and other similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  The forward-looking statements are based on our expectations and are subject to a number of risks and uncertainties.
All written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by this cautionary notice.  We have no obligation and do not undertake to update, revise, or correct any of the forward-looking statements after the respective dates on which such statements otherwise are made.  We have expressed our expectations, beliefs, and projections in good faith and we believe they have a reasonable basis.  However, we make no assurances that our expectations, beliefs, or projections will be achieved or accomplished.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation, the following:

•	Local, regional, national, and international economic conditions and the impact they may have on us and our clients and our assessment of that impact.
•	Changes in the level of nonperforming assets and charge-offs.
•	Changes in estimates of future cash reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•	Changes in regulatory supervision and oversight, including monetary policy and capital requirements.
•	Legislation and/or regulation affecting the financial services industry as a whole, and the Company and its subsidiaries in particular, including the effects resulting from the reforms enacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the adoption of regulations by regulatory bodies under the Dodd-Frank Act.
•	Inflation, interest rate, securities market, and monetary fluctuations.
•	Political instability.
•	Acts of war or terrorism.
•	Substantial increases in the cost of fuel.
•	The timely development and acceptance of new products and services and perceived overall value of these products and services by others.
•	Changes in consumer spending, borrowings, and savings habits.
•	Changes in the financial performance and/or condition of our borrowers.
•	Technological changes.
•	Acquisitions and integration of acquired businesses.
•	The ability to increase market share and control expenses.
•	Changes in the competitive environment among bank holding companies.
•	The effect of changes in accounting policies and practices and auditing requirements, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters.
•	Changes in our organization, compensation, and benefit plans.
•	The costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquires and the results of regulatory examinations or reviews.
•	Greater than expected costs or difficulties related to the integration of new products and lines of business.
•	The slowing or failure of economic recovery.
•	Our success at managing the risks described under the caption “Risk Factors.”
Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Commission.

PROSPECTUS SUPPLEMENT SUMMARY
The Company:
We are a bank holding company incorporated in the State of Indiana and headquartered in South Bend, Indiana.  We provide, through our subsidiaries a broad array of financial products and services. Our principal subsidiary, 1st Source Bank, offers commercial and consumer banking services, trust and investment management services, and insurance to individual and business clients through most of its 81 banking center locations in 17 counties in Indiana and Michigan. 1st Source Bank’s Specialty Finance Group, with 22 locations nationwide, offers specialized financing services for new and used private and cargo aircraft, automobiles and light trucks for leasing and rental agencies, medium and heavy duty trucks, construction equipment, and environmental equipment.  While concentrated in certain equipment types, we serve a diverse client base.
Our principal executive and administrative offices are located at 100 North Michigan Street, South Bend, Indiana 46601 and our telephone number is (574) 235-2000.
The Offering:

Common stock offered in this prospectus supplement	[●] shares of common stock

Common stock outstanding as of December 9, 2015	27,075,048 shares(1)

Use of proceeds	We will not receive any proceeds from the sale of the securities by the Selling Shareholders. See “Use of Proceeds.”

Dividends
We have historically paid cash dividends on shares of our common stock on a quarterly basis.  We paid cash dividends per common share of $0.164 on February 13, 2015, May 15, 2015 and August 14, 2015 (adjusted for the August 2015 stock split). A cash dividend of $0.180 per common share was paid on November 13, 2015.

Although we expect to continue to declare and pay quarterly cash dividends in the future, any such dividend would be at the discretion of our board of directors and would be subject to various federal and state regulatory limitations.

Risk factors	The shares of common stock offered in this prospectus supplement involve a high degree of risk. See “Risk Factors.”

Nasdaq Global Select Market for our common stock	“SRCE”

________________________
(1)
This amount includes 310,955 shares of non-vested stock and 703,980 shares of mandatorily redeemable stock related to the Company’s stock-based employee compensation plans.  These categories of stock are not included in the shares outstanding reported by the Company in its 10-K and 10-Q filings.  However, shares in these categories are voting shares and thus are included in the shares reported by the Company in its annual proxy statements.  The October 16, 2015 10-Q reported total of 26,082,147, adjusted for 311,579 shares of non-vested stock and 705,346 shares of mandatorily redeemable stock is 27,099,072.  The 24,024 share difference between the October 16, 2015 total outstanding amount of 27,099,072 and the current amount of 27,075,048 is largely due to normal Company buybacks of its shares in the market.

RISK FACTORS
Investing in our securities involves a high degree of risk.
The fact that the Selling Shareholders have additional shares registered for resale may depress market prices of our common stock.  We have filed a registration statement with the Commission covering the potential resale by 1st Source Bank as trustee of the Morris Trusts established for the benefit of two family lines, including the shares in this offering. Following this offering shares of our common stock will remain registered for resale and may be sold under the registration statement at the direction of the principal beneficiaries of the pertinent trusts and certain other selling shareholders. While such holders have agreed not to sell additional shares following the offering during the lock-up period as described herein, following the lock-up period such holders may choose to sell their remaining registered shares at any time. Some market participants may assume that such remaining shares will become available to the market relatively soon and choose to defer purchasing our shares on the market.  This may, in turn, have an effect of depressing the market price for our common stock. In addition, the future sale of substantial amounts of common stock by the Selling Shareholders may also depress the market price of our common stock.
Please also see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 as well as any updated risk factors described in our Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q which we may file with the Commission in the future, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that currently seem immaterial may also affect our business operations.  You should also consider the other important factors that can affect our business discussed under the caption “Special Note Regarding Forward-Looking Statements”.
USE OF PROCEEDS
The Selling Shareholders will receive all net proceeds from the sale of our common stock in this offering. We will not receive any proceeds from the resale of shares of common stock by the Selling Shareholders.  See “Selling Shareholders” and “Plan of Distribution” in the accompanying prospectus.
SELLING SHAREHOLDERS
The following table sets forth: (1) the name of each Selling Shareholder for whom we have registered the resale of shares under the registration statement of which this prospectus supplement is a part and which have elected to sell shares in this offering; (2) the number of our shares of common stock owned by such Selling Shareholder prior to this offering and percentage of such shares of the total number of the Company’s issued and outstanding shares, calculated based on 27,075,048 outstanding as of the date of this prospectus supplement; and (3) the number of our shares of common stock being offered pursuant to this prospectus supplement.
Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the securities. Unless and until the family representative of a separate family trust line appoints a special trustee for shares in one or more trusts in such representative’s family group, the Trustee will have sole voting power and the respective family representative will have shared investment power with respect to the Company common shares held in trust, and will be deemed the beneficial owner of the shares.  If a family representative of a separate family trust line appoints a special trustee for shares in one or more trusts in such representative’s family group, then the Trustee and that special trustee will each have investment power with respect to the Company common shares held in trust, and both will be deemed a beneficial owner of the shares.

	Common Shares Owned Prior to the Offering		Common Shares Being Offered Pursuant to this	Shares Beneficially Owned Assuming All Shares Covered by this Prospectus Supplement are Sold

Selling Shareholder (1)	Number	Percent	Prospectus Supplement	Number	Percent
1st Source Bank, As Trustee of the Morris Trusts(2)	6,764,810	24.99%	[●](2)	[●]	[●]%
______________________________
(1)	The term “Selling Shareholders” includes donees, pledgees, transferees or other successors-in-interest (including any co-trustee, special trustee or successor trustee) selling shares received after the date of this prospectus supplement from a Selling Shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.
(2)	Particular trusts comprising the Morris Trusts from which shares are being sold in this offering and division of the Trusts among two of the four family groups are shown in the table below.

List of Morris Trusts by Family Groups with Initial Holdings of Common Stock and Shares
Registered for Resale and Offered under This Prospectus Supplement
1st Source Bank, as Trustee of Morris Trusts for benefit of Ernestine C. Nickle and Family	Initial Shares Held	Shares Offered under this Prospectus Supplement
E. L. Morris FBO E.C. Nickle	54,453	[●]
E. C. Nickle Charitable Annuity Trust	115,691	[●]
E.L. Morris Trust FBO Ernestine C. Nickle Family	708,289	[●]
Ernestine M. Raclin Charitable Irrev Trust FBO Ernestine C. Nickle Family	147,255	[●]
Ernestine M. Raclin Irrevocable Trust FBO Ernestine C. Nickle Family	229,930	[●]
Ella Morris Charitable Trust FBO Ernestine C. Nickle Family	1,598	[●]
E. L. Morris Irrev Charitable Living Trust FBO Ernestine C. Nickle Family	6,228	[●]
Ernestine M. Raclin Irrevocable Trust FBO Ernestine C. Nickle Family	228,382	[●]
	1,491,826	[●]

1st Source Bank, as Trustee of Morris Trusts for benefit of S.C. Carmichael and Family	Initial Shares Held	Shares Registered for Resale
E. L. Morris FBO S.C. Carmichael	2,703	[●]
S.C. Carmichael Charitable Annuity Trust	30,618	[●]
E. L. Morris Trust FBO S.C. Carmichael Family	708,289	[●]
Ernestine M. Raclin Charitable Irrev Trust FBO S.C. Carmichael Family	147,255	[●]
Ernestine M. Raclin Irrevocable Trust FBO S.C. Carmichael Family	229,930	[●]
Ella Morris Charitable Trust FBO S.C. Carmichael Family	1,598	[●]
E. L. Morris Irrev Charitable Living Trust FBO S.C. Carmichael Family	6,228	[●]
Ernestine M. Raclin Irrevocable Trust FBO S.C. Carmichael Family	228,382	[●]
	1,355,003	[●]

Voting Securities Held by Chief Executive Officer and Executive Officers and Directors as a Group
The following table illustrates shares of our common stock beneficially owned by our Chairman, President and Chief Executive Officer, Christopher J. Murphy III, and by all executive officers and directors of the Company as a group (including Mr. Murphy), at December [●], 2015.  None of the shares reflected in this table are covered by the registration statement of which this prospectus supplement is a part nor are they offered for sale in this offering:
	Voting Authority			Investment Authority			Total Beneficial Ownership
Name and Address	Sole	Shared	None	Sole	Shared	None	Amount	% of Class
Christopher J. Murphy III(1)	1,443,232	935,020	1,148,181	1,443,232	935,020	1,148,181	3,526,433	13.02%
All Directors and Executive Officers as a Group (including Mr. Murphy) (17 persons)							4,247,893	15.69%
_________________________
(1)	These amounts include 1,443,232 shares held by Mr. Murphy or Carmen Murphy, Mr. Murphy’s wife, for which they respectively have sole voting and investment authority. These amounts also include 2,083,201 shares held in trusts or limited partnerships for the ultimate benefit and ownership of Mrs. Raclin’s children, grandchildren and their spouses as to which Mr. Murphy or Mrs. Murphy share voting authority.
Voting Securities Held in Fiduciary Capacities(1)(3)
The Bank holds shares of our common stock in various fiduciary capacities, including as Trustee under the Morris Trusts. Of the shares held in the Morris Trusts, only shares held in such trusts for the benefit of members of two of the four family lines are covered by the registration statement of which this prospectus supplement is a part, and only a portion of the shares so registered are offered for sale in this offering, as further illustrated below:
	Total Beneficial Ownership		Shares Covered by the Registration Statement of Which This Prospectus	Shares Held in Fiduciary Capacity Assuming All Shares in This Offering Are Sold
Name and Address	Number	Percent	Supplement is a Part	Number	Percent
1st Source Bank, as Trustee of Morris Trusts for benefit of Ernestine C. Nickle and Family	1,491,826	5.51%	1,491,826	[●]	[●] %
1st Source Bank, as Trustee of Morris Trusts for benefit of S.C. Carmichael and Family	1,355,003	5.00%	1,355,003	[●]	[●] %
1st Source Bank, as Trustee of Morris Trusts for benefit of Carmen Murphy and Family(2)	2,469,863	9.12%	0	2,469,863	9.12%
1st Source Bank, as Trustee of Morris Trusts for benefit of O.C. Carmichael III and Family	1,448,118	5.35%	0	1,448,118	5.35%
Total (1st Source Bank, as Trustee of Morris Trusts)	6,764,810	24.99%	2,846,829	3,917,981	14.47%
1st Source Bank, as fiduciary of persons other than Morris Trusts(3)	5,163,400	19.07%	0	5,163,400	19.07%
Total (1st Source Bank, as Trustee of Morris Trusts and fiduciary of other persons)	11,928,210	44.06%	2,846,829	[●]	[●] %
________________________
(1)	The Bank owns no securities for its own account. These shares are registered in the Bank’s name or its nominee as fiduciary. The Bank reports that these shares are owned by many separate accounts. These amounts include 6,764,810 held in the Morris Trusts for the benefit of Ernestine M. Raclin, her children and grandchildren, of which [●] shares are offered for sale in this offering. These amounts also include 1,366,306 shares held by participants in the 1st Source Corporation Employee Stock Ownership and Profit Sharing Trust for which the Bank has no voting or investment authority except to the extent imputed by ERISA. These amounts also include 1,148,181 shares held in various trusts for the benefit of Christopher J. Murphy III, his wife and children, of which the Bank is the trustee and has sole voting and dispositive power. Mr. Murphy disclaims beneficial ownership of such shares. Due to the structure of various trusts, the amounts discussed in this footnote include 84,772 shares owned indirectly by both Mrs. Raclin and Mr. Murphy. Mrs. Raclin is the retired Chairman of the Board of 1st Source and the mother-in-law of Mr. Murphy. Also, these amounts do not include the shares reported for Christopher J. Murphy III in the table titled “Voting Securities Held by Chief Executive Officer and Executive Officers and Directors as a Group” above.
(2)	Carmen Murphy is the spouse of Christopher J. Murphy III.
(3)	These shares are held by the Bank in a fiduciary capacity, however the Bank has no voting or investment authority over such shares. The Bank disclaims beneficial ownership of such shares.
UNDERWRITING
The Selling Shareholders are offering the shares of our common stock described in this prospectus supplement through Keefe, Bruyette & Woods, Inc., as underwriter. We and the Selling Shareholders intend to enter into an underwriting agreement with Keefe, Bruyette & Woods, Inc. Subject to the terms and conditions of the underwriting agreement, the underwriter will agree to purchase from the Selling Shareholders, and the Selling Shareholders will agree to sell to the underwriter, the number of shares of our common stock set forth opposite the name of the underwriter below at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement.
Underwriter	Number of Shares
Keefe, Bruyette & Woods, Inc.	[●]
Total	[●]
The underwriting agreement will provide that the obligations of the underwriter to purchase the shares of our common stock offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the shares that the Selling Shareholders determine to sell, if any are purchased. The underwriting agreement will provide that the obligations of the underwriter are subject to approval by underwriters’ counsel of legal matters and certain other conditions as set forth in the underwriting agreement. The underwriting agreement may be terminated upon the occurrence of the events specified in the underwriting agreement.
The following table shows the per share and total underwriting discounts and commissions that the underwriter will receive and the proceeds the Selling Shareholders will receive.
	Per Share		Total
Price to public	$	[●]	$	[●]
Underwriting discounts and commissions(1)	$	[●]	$	[●]
Proceeds to the Selling Shareholders, before expenses	$	[●]	$	[●]
      _____________________
(1)	We will bear all expenses of registration and transaction fees and expenses incurred in connection with this offering up to $100,000, except any underwriting discounts and commissions and certain other expenses incurred by the Selling Shareholders in disposing of their shares as further described below. The Selling Shareholders will bear other transaction expenses in excess of $100,000.
The underwriter has advised us that it proposes to offer the shares of our common stock offered hereby directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers at such offering price less a selling concession not in excess of $[●] per share. The underwriter may allow, and any selected dealers may reallow, a concession not in excess of $[●] per share to certain brokers and dealers. After the offering, the underwriter may change the offering price and other selling terms. Sales of the shares of our common stock offered hereby made outside of the United States may be made by affiliates of the underwriter.
We have also agreed to bear certain expenses in connection with the registration of the securities covered by this prospectus supplement incurred in connection with this offering and to reimburse the underwriter for certain of its offering expenses, including its fees and disbursements of counsel.  We will pay (i) the reasonable fees and disbursements of counsel to the underwriter, and (ii) all costs and expenses of the underwriter up to $100,000, and any such fees and expenses in excess of such amount will be paid (or reimbursed) by the Selling Shareholders. In accordance with FINRA Rule 5110, the reimbursement of certain expenses of the underwriter is deemed underwriting compensation for this offering. We estimate that the total expenses of this offering, excluding the underwriting discounts and commissions and transfer taxes, if any, will be approximately $[●], of which $100,000 will be paid by us.

The Selling Shareholders and certain of our directors and executive officers have agreed that, without the prior written consent of the underwriter, they will not directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, whether now owned or hereafter acquired by the Selling Shareholders or with respect to which the Selling Shareholders have or hereafter acquire the power of disposition, or file any registration statement under the Securities Act, with respect to any of the foregoing, (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap, hedge or transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement. The underwriter in its sole discretion may release the securities subject to such agreement at any time without notice.
The restrictions described in the immediately preceding paragraph will be in effect for a period ending 80 days following the date of the final prospectus.  These restrictions are subject to certain standard exceptions; provided, however, that any transferee would be subject to these restrictions.
Indemnity
We have agreed to indemnify the underwriter and any of its affiliates, the Selling Shareholders and any persons who control the underwriter and the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter or the Selling Shareholders may be required to make in respect of these liabilities.
Stabilization, Covering Transactions and Penalty Bids
The underwriter may engage in stabilizing transactions, covering transactions and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock, in accordance with Regulation M under the Exchange Act:
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;
•	Covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover short positions; and
•	Penalty bids permit the underwriter to reclaim a selling concession from a selected dealer when the common stock originally sold by the selected dealer is purchased in a stabilizing covering transaction to cover short positions.
These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or slowing a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ Global Select Market or otherwise and, if commenced, may be discontinued at any time.
Neither we, the Selling Shareholders nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we, the Selling Shareholders nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
This prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.
Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter or any selling group member is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us, the Selling Shareholders or the underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
Affiliations
The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, valuation and brokerage activities. From time to time, the underwriter and/or its affiliates have directly and indirectly engaged, or may engage, in various financial advisory, investment banking and commercial banking and other services for us and our affiliates in the ordinary course of its business, for which they have received, or may receive, customary compensation, fees, commissions and expense reimbursement. In addition, in the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and those investment and securities activities may involve securities and/or instruments of ours. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.
LEGAL MATTERS
The validity of the common stock offered hereby has been passed upon for us by Barnes & Thornburg LLP.  Certain legal matters relating to the offering will be passed on for the Selling Shareholders by Barnes & Thornburg LLP, and for the underwriter by Lewis Rice LLC.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus supplement omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the SEC in Washington, D.C.
We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy materials that we have filed with the Commission at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the Commission at 1-800-SEC-0330. Our SEC filings are also available to the public on the Commission’s Internet website at http://www.sec.gov or on our website at www.1stsource.com. The information on the websites listed above is not and should not be considered part of this prospectus and is not incorporated by reference in this document. Those websites are and are only intended to be inactive textual references.

INCORPORATION BY REFERENCE
We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities under this prospectus supplement; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. The information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the Commission, prior to the termination of the offering of common stock under this prospectus supplement and the accompanying prospectus, will automatically update and supersede the previously filed information.
•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2014.
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015.
•	Our Current Reports on Form 8-K filed on January 21, February 12, April 23, April 24, May 12, June 23, June 26, July 23, July 28, October 9 and October 22, 2015.
•	The information set forth under the caption “Description of Registrant’s Securities to be Registered” in the registrant’s Registration Statement on Form S-2, Reg. No. 33-9087, dated December 16, 1986, including any amendments or reports filed for the purpose of updating that description.
You may request a free copy of these filings (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus supplement and the accompanying prospectus incorporate), at no cost, by writing to or telephoning us at the following address:
1st Source Corporation
100 North Michigan Street
South Bend, Indiana 46601
(574) 235-2000

PROSPECTUS
3,068,851 Shares of Common Stock, without par value
This prospectus relates to the potential resale from time to time by selling shareholders of 3,068,851 shares of our common stock.  We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of a registration rights agreement executed in connection with a settlement of litigation between 1st Source Bank, as Trustee (“Trustee”) of certain trusts described herein under which the Trustee holds shares of our common stock, and the beneficiaries of such trusts.  For information about the selling shareholders see “Selling Shareholders” on page 7.  We will not receive any of the proceeds from the sale of our shares of common stock by the selling shareholders.
The selling shareholders and their successors, including transferees, which we collectively refer to as the “Selling Shareholders”, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling shareholders will be responsible for underwriting discounts or commissions or agents’ commissions.
We do not know when or in what amounts the selling shareholders may offer shares for sale. The selling shareholders might not sell any of the shares registered pursuant to the registration statement of which this prospectus forms a part.
Our common stock trades on the Nasdaq Global Select Market under the symbol “SRCE.” On November 24, 2015, the closing price of our common stock on the Nasdaq Global Select Market was $34.20 per share. You are urged to obtain current market quotations of the common stock.
This investment involves risks. See “Risk Factors” on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 25, 2015.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	4
RISK FACTORS	4
USE OF PROCEEDS	5
DESCRIPTION OF COMMON STOCK	5
PLAN OF DISTRIBUTION	5
SELLING SHAREHOLDERS	7
LEGAL MATTERS	10
EXPERTS	10
WHERE YOU CAN FIND MORE INFORMATION	10
INCORPORATION BY REFERENCE	10
i

ABOUT THIS PROSPECTUS
In this prospectus, unless otherwise indicated, the terms “we,” “us,” “our” and the “Company” refer to 1st Source Corporation and, where appropriate, our subsidiary companies.
1st Source Bank (the “Bank”) is an Indiana banking corporation and wholly owned subsidiary of the Company. The Bank serves as trustee (the “Trustee”) of various trusts held for the benefit of Mrs. Ernestine Raclin and her descendants. Thirty-eight of the trusts hold shares of our common stock.  These 38 trusts are collectively referred to as the “Morris Trusts”.
In 2012, the Trustee filed an action in St. Joseph Probate Court, St. Joseph County, Indiana, to resolve certain matters related to 22 of the 38 Morris Trusts (the “Litigation”).  Two of Mrs. Raclin’s children (and their respective children) filed a counter-petition.  The parties reached a settlement of the Litigation which was approved by the Court on October 8, 2015. In connection with the settlement, the Selling Shareholders (the Trustee, as trustee of the Morris Trusts, and certain of the beneficiaries of the Morris Trusts) and the Company entered into a Registration Rights Agreement, dated October 8, 2015.  The Company agreed to use commercially reasonable best efforts to register the shares held by the Selling Shareholders for resale under the Securities Act.  Pursuant to the Registration Rights Agreement, the Company has filed with the Securities and Exchange Commission a registration statement of which this prospectus is a part, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the Selling Shareholders may, from time to time, offer and sell, in one or more transactions, the securities described in this prospectus.
We may provide one or more prospectus supplements containing specific information about the terms of a particular offering by the Selling Shareholders. The prospectus supplements may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplements. You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and any underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus, and in any prospectus supplements. If anyone provides you with different or inconsistent information, you should not rely on it.
The Selling Shareholders are not offering to sell shares of common stock or seeking offers to buy shares of common stock in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock offered hereby.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including information incorporated into this prospectus by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.
All statements other than statements of historical fact are statements that could be forward-looking statements.  Words such as “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and other similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  The forward-looking statements are based on our expectations and are subject to a number of risks and uncertainties.

All written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by this cautionary notice.  We have no obligation and do not undertake to update, revise, or correct any of the forward-looking statements after the date of this report, or after the respective dates on which such statements otherwise are made.  We have expressed our expectations, beliefs, and projections in good faith and we believe they have a reasonable basis.  However, we make no assurances that our expectations, beliefs, or projections will be achieved or accomplished.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation, the following:
•	Local, regional, national, and international economic conditions and the impact they may have on us and our clients and our assessment of that impact.
•	Changes in the level of nonperforming assets and charge-offs.
•	Changes in estimates of future cash reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•	Changes in regulatory supervision and oversight, including monetary policy and capital requirements.
•	Legislation and/or regulation affecting the financial services industry as a whole, and the Company and its subsidiaries in particular, including the effects resulting from the reforms enacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the adoption of regulations by regulatory bodies under the Dodd-Frank Act.
•	Inflation, interest rate, securities market, and monetary fluctuations.
•	Political instability.
•	Acts of war or terrorism.
•	Substantial increases in the cost of fuel.
•	The timely development and acceptance of new products and services and perceived overall value of these products and services by others.
•	Changes in consumer spending, borrowings, and savings habits.
•	Changes in the financial performance and/or condition of our borrowers.
•	Technological changes.
•	Acquisitions and integration of acquired businesses.
•	The ability to increase market share and control expenses.
•	Changes in the competitive environment among bank holding companies.
•	The effect of changes in accounting policies and practices and auditing requirements, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters.
•	Changes in our organization, compensation, and benefit plans.

•	The costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquires and the results of regulatory examinations or reviews.
•	Greater than expected costs or difficulties related to the integration of new products and lines of business.
•	The slowing or failure of economic recovery.
•	Our success at managing the risks described under the caption “Risk Factors.”
Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Commission.

PROSPECTUS SUMMARY
The Company:
We are a bank holding company incorporated in the State of Indiana and headquartered in South Bend, Indiana.  We provide, through our subsidiaries a broad array of financial products and services. Our principal subsidiary, 1st Source Bank, offers commercial and consumer banking services, trust and investment management services, and insurance to individual and business clients through most of its 81 banking center locations in 17 counties in Indiana and Michigan. 1st Source Bank’s Specialty Finance Group, with 22 locations nationwide, offers specialized financing services for new and used private and cargo aircraft, automobiles and light trucks for leasing and rental agencies, medium and heavy duty trucks, construction equipment, and environmental equipment.  While concentrated in certain equipment types, we serve a diverse client base.
Our principal executive and administrative offices are located at 100 North Michigan Street, South Bend, Indiana 46601 and our telephone number is (574) 235-2000.
The Offering:
This prospectus relates to the potential resale from time to time by the Selling Shareholders of 3,068,851 shares of our common stock.  We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with the Selling Shareholders in connection with settlement of the Litigation.  In that agreement, we agreed to provide certain registration rights with respect to sales by the Selling Shareholders of the shares of our common stock.  We will not receive any of the proceeds from the sale of our common stock by the Selling Shareholders.
The registration for resale of the shares of our common stock by the Selling Shareholders is an accommodation extended to the Selling Shareholders pursuant to the settlement of the Litigation.  We do not know when or in what amounts the Selling Shareholders may offer shares for sale. The Selling Shareholders might not sell any of the shares registered pursuant to the registration statement of which this prospectus forms a part.
The Selling Shareholders may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the Selling Shareholders will be responsible for underwriting discounts or commissions or agents’ commissions.
Common stock offered in this prospectus	3,068,851 shares of common stock

Common stock outstanding as of November 25, 2015	26,082,147 shares

Use of proceeds	We will not receive any proceeds from the sale of the securities by the Selling Shareholders. See “Use of Proceeds.”

Risk factors	The shares of common stock offered in this prospectus involve a high degree of risk. See “Risk Factors.”

Nasdaq Global Select Market for our common stock	“SRCE”

RISK FACTORS
Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 as well as any updated risk factors described in our Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q which we may file with the Commission in the future, all of which are incorporated by reference in this prospectus and in any accompanying prospectus supplement.
Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that currently seem immaterial may also affect our business operations.  You should also consider the other important factors that can affect our business discussed under the caption “Special Note Regarding Forward-Looking Statements”.
USE OF PROCEEDS
We will not receive any proceeds from the resale of shares of common stock offered by this prospectus.  See “Selling Shareholders” and “Plan of Distribution” in this prospectus.
DESCRIPTION OF COMMON STOCK
General
The following is a brief description of our common stock that may be resold by the Selling Shareholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our articles of incorporation and amended bylaws.  See “Where You Can Find More Information”.
We have 40,000,000 shares of authorized common stock, without par value per share, of which 26,082,147 shares were outstanding as of November 25, 2015.
Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders.  Holders of shares of common stock are not entitled to cumulative voting rights in the election of directors.  In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences, if any, on any outstanding shares of preferred stock.  Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The common stock is not redeemable. All of the outstanding shares of 1st Source common stock are fully paid and non-assessable.
Our common stock is listed on the Nasdaq Global Select Market.
Transfer Agent and Registrar
The transfer agent and registrar for 1st Source common stock is American Stock Transfer & Trust Company.
PLAN OF DISTRIBUTION
The Selling Shareholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prices then prevailing or at prices related to the current market price or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, in the following manner:
•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Global Select Market;
•	in the over-the-counter market; or
•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;
•	involving one or more of the following:
•	an offering in which any or all of the Selling Shareholders’ shares are sold to an underwriter for reoffering to the public, whether on a firm commitment or best efforts basis;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	brokerage transactions in which the broker-dealer as agent solicits purchases, which may involve compensation in excess of customary commissions;
•	private transactions negotiated by the Selling Shareholders or their agents directly with purchasers;
•	exchange distributions in accordance with the rules of the applicable exchange;
•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise; or
•	any other lawful transaction.
   In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in other transactions exempt from the registration requirements of the Securities Act.
In connection with the sale of the shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell short the securities and deliver securities to close out short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.
The aggregate proceeds to the Selling Shareholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.
In effecting sales, broker-dealers or agents engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Shareholders and any broker-dealers who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934 (the “Exchange Act”).
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the Selling Shareholders. In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Global Select Market pursuant to Rule 153 under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
We have agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to register the securities and bear substantially all expenses in connection with the registration of the securities covered by this prospectus and associated state securities law qualifications.  We will not bear transaction expenses associated with offers of shares except in the case of limited underwritten offerings.  We will not bear transaction expenses associated with an underwritten offering in excess of $100,000 (up to an aggregate of $400,000 for four underwritten offerings).
SELLING SHAREHOLDERS
We are registering for resale an aggregate of 3,068,851 of our common shares to be sold by the Selling Shareholders set forth herein.  Once the registration statement, of which this prospectus is a part, is declared effective, the common shares held by the Selling Shareholders indicated in the table below as having been registered under such registration statement will be available for resale in the public market.
The registration for resale of the shares of our common stock by the Selling Shareholders is an accommodation extended to the Selling Shareholders pursuant to the settlement of the Litigation.  We do not know when or in what amounts the Selling Shareholders may offer shares for sale. The Selling Shareholders might not sell any of the shares registered pursuant to the registration statement of which this prospectus forms a part. Because the Selling Shareholders may offer all or some of the shares pursuant to the registration statement of which this prospectus forms a part and because there are currently no agreements or understandings with respect to the sale of any shares, we cannot estimate the number of shares that will be held by the Selling Shareholders after completion of this offering.
1st Source Bank is the Trustee of various trusts held for the benefit of Mrs. Ernestine Raclin and her descendants. Thirty-eight of those trusts hold shares of our common stock.  These 38 trusts are collectively referred to as the “Morris Trusts”.  The Bank has served as Trustee of the Morris Trusts continuously since 1985.  There are four groups of Morris Trusts, divided according to family line groups corresponding to Mrs. Raclin’s four living children, namely Ernestine C. Nickle, Stanley C. Carmichael, Oliver C. Carmichael III and Carmen C. Murphy (the “Raclin Siblings”).
The Selling Shareholders are:
•	the Trustee, as trustee of certain of the Morris Trusts, and
•	certain beneficiaries of such Morris Trusts.

In 2012, the Trustee filed an action in St. Joseph Probate Court, St. Joseph County, Indiana, to resolve certain matters related to 22 of the 38 Morris Trusts (the “Litigation”).  Two of the Raclin Siblings and their respective children filed a counter-petition objecting to the Trustee’s proposed division of the Morris Trusts and alleging that the Trustee breached its duty by, among other things, failing to diversify the assets in the Morris Trusts.  The parties reached a settlement of these proceedings which was approved by the Court on October 8, 2015 and became effective on that date. Pursuant to the settlement agreement, six of the Morris Trusts that were not otherwise allocated among the four family groups were divided into subtrusts corresponding to the four separate family lines. The Morris Trusts were modified to allow representatives of the four respective family trust lines (if and when they so choose) to direct the trustee (or appoint a special trustee) to diversify the Company stock holdings in such trusts. Each family line representative may also separately direct the Trustee to engage an independent proxy service to provide voting recommendations to the Trustee, in which case the Trustee has agreed to vote the Company shares in the trusts of such family line in accordance with the recommendations of such independent proxy service, unless to do so would be contrary to applicable Commission legal and regulatory guidelines and requirements or violate the Trustee’s fiduciary obligations. If the family representative appoints a special trustee for shares in one or more trusts in such representative’s family group, the special trustee will have power to vote such shares.
In connection with the settlement, the Selling Shareholders (the Trustee, as trustee of the Morris Trusts, and certain of the beneficiaries of the Morris Trusts) and the Company entered into a Registration Rights Agreement, dated October 8, 2015.  The Company agreed to use commercially reasonable best efforts to register the shares held by the Selling Shareholders for resale under the Securities Act.  Pursuant to the Registration Rights Agreement, the Company has filed with the Securities and Exchange Commission a registration statement of which this prospectus is a part, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the Selling Shareholders may, from time to time, offer and sell, in one or more transactions, the securities described in this prospectus.
The Registration Rights Agreement obligates us to file the registration statement and seek to maintain the effectiveness of the registration statement at our expense.  If a Selling Shareholder proposes an underwritten offering of the Company shares covered by this prospectus, we are obligated to take steps to coordinate the opportunity for other Selling Shareholders to participate in such transaction if they choose and otherwise reasonably cooperate with the underwriting.  We will not bear transaction expenses associated with any underwritten offering in excess of $100,000 (up to an aggregate of $400,000 for four underwritten offerings).
Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the securities. Unless and until the family representative of a separate family trust line appoints a special trustee for shares in one or more trusts in such representative’s family group, the Trustee will have sole voting power and the respective family representative will have shared investment power with respect to the Company common shares held in trust, and will be deemed the beneficial owner of the shares.  If a family representative of a separate family trust line appoints a special trustee for shares in one or more trusts in such representative’s family group, then the Trustee and that special trustee will each have investment power with respect to the Company common shares held in trust, and both will be deemed a beneficial owner of the shares.
The Selling Shareholders have a material relationship with the Company due to the Bank’s role as Trustee of the Morris Trusts and their family relationship with Ernestine M. Raclin, Chairman Emeritus of the Company.  In addition, Mrs. Raclin’s daughter, Carmen C. Murphy, a beneficiary of one of the Morris Trusts and the family representative for one of the four family lines in which the trusts are categorized, is the wife of Christopher J. Murphy III, the current Chairman of the Board and Chief Executive Officer of the Company.  In addition, Allison N. Egidi and Christopher J. Murphy IV, directors of the Company, and Christopher J. Murphy III, the current Chairman of the Board and Chief Executive Officer of the Company, are beneficiaries of certain trusts in the four family lines.
Information about the Selling Shareholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the Selling Shareholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.
The following table sets forth: (1) the name of each Selling Shareholder for whom we are registering the resale of shares under the registration statement of which this prospectus is a part; (2) the number of our shares of common stock owned by such Selling Shareholder prior to this offering and percentage of such shares of the total number of the Company’s issued and outstanding shares, calculated based on 26,082,147 outstanding as of the date of this prospectus; and (3) the number of our shares of common stock being offered pursuant to this prospectus. The registration of shares of common stock for resale pursuant to this registration statement does not necessarily mean that the Selling Shareholders will sell all or any shares of common stock offered by this prospectus. However, for illustrative purposes, we also set forth the number of shares that would be beneficially owned by each Selling Shareholder based on the assumption that all shares offered by this prospectus are sold.
	Common Shares Owned Prior to the Offering		Common Shares Being Offered Pursuant	Shares Beneficially Owned Assuming All Shares Covered by this Prospectus are Sold
Selling Shareholder(1)	Number	Percent	to this Prospectus	Number	Percent
1st Source Bank, As Trustee of the Morris Trusts(2)	6,764,842	25.94%	2,846,845	3,917,997	15.02%
Stanley C. Carmichael	9,125	*	9,125	0	*
Andrew W. Nickle	6,575	*	6,575	0	*
Ernestine C. Nickle	206,306	*	206,306	0	*
___________________________
*	Less than one percent.
(1)	The term “Selling Shareholders” includes donees, pledgees, transferees or other successors-in-interest (including any co-trustee, special trustee or successor trustee) selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.
(2)	Particular trusts comprising the Morris Trusts and division of the Trusts among the four family groups are shown in the table below.
List of Morris Trusts by Family Groups with Initial Holdings of Common Stock and Shares Registered for Resale under This Prospectus
1st Source Bank, as Trustee of Morris Trusts for benefit of Ernestine C. Nickle and Family	Initial Shares Held	Shares Registered for Resale
E. L. Morris FBO E.C. Nickle	54,453	54,453
E. C. Nickle Charitable Annuity Trust	115,691	115,691
E.L. Morris Trust FBO Ernestine C. Nickle Family	708,291	708,291
Ernestine M. Raclin Charitable Irrev Trust FBO Ernestine C. Nickle Family	147,257	147,257
Ernestine M. Raclin Irrevocable Trust FBO Ernestine C. Nickle Family	229,932	229,932
Ella Morris Charitable Trust FBO Ernestine C. Nickle Family	1,598	1,598
E. L. Morris Irrev Charitable Living Trust FBO Ernestine C. Nickle Family	6,229	6,229
Ernestine M. Raclin Irrevocable Trust FBO Ernestine C. Nickle Family	228,383	228,383
	1,491,834	1,491,834

1st Source Bank, as Trustee of Morris Trusts for benefit of S.C. Carmichael and Family	Initial Shares Held	Shares Registered for Resale
E. L. Morris FBO S.C. Carmichael	2,703	2,703
S.C. Carmichael Charitable Annuity Trust	30,618	30,618
E. L. Morris Trust FBO S.C. Carmichael Family	708,291	708,291
Ernestine M. Raclin Charitable Irrev Trust FBO S.C. Carmichael Family	147,257	147,257
Ernestine M. Raclin Irrevocable Trust FBO S.C. Carmichael Family	229,932	229,932
Ella Morris Charitable Trust FBO S.C. Carmichael Family	1,598	1,598
E. L. Morris Irrev Charitable Living Trust FBO S.C. Carmichael Family	6,229	6,229
Ernestine M. Raclin Irrevocable Trust FBO S.C. Carmichael Family	228,383	228,383
	1,355,011	1,355,011

1st Source Bank, as Trustee of Morris Trusts for benefit of Carmen Murphy and Family	Initial Shares Held	Shares Registered for Resale
E. L. Morris FBO Carmen Murphy	283,897	0
E. L. Morris FBO Carmen Murphy	646,582	0
E. M. Raclin FBO Carmen Murphy	17,246	0
E. L. Morris FBO E. M. Raclin and Carmen Murphy	43,132	0
E. L. Morris FBO E. M. Raclin and Carmen Murphy	41,640	0
Carmen Murphy Charitable Annuity Trust	115,684	0
E. L. Morris Trust FBO Carmen Murphy Family	708,291	0
Ernestine M. Raclin Charitable Irrev Trust FBO Carmen Murphy Family	147,257	0
Ernestine M. Raclin Irrevocable Trust FBO Carmen Murphy Family	229,932	0
Ella Morris Charitable Trust FBO Carmen Murphy Family	1,598	0
E. L. Morris Irrev Charitable Living Trust FBO Carmen Murphy Family	6,229	0
Ernestine M. Raclin Irrevocable Trust FBO Carmen Murphy Family	228,383	0
	2,469,871	0

1st Source Bank, as Trustee of Morris Trusts for benefit of O.C. Carmichael III and Family	Initial Shares Held	Shares Registered for Resale
E. L. Morris FBO O.C. Carmichael III	5,370	0
E. L. Morris FBO O.C. Carmichael III	106	0
E.M. Raclin FBO O.C. Carmichael III	5,269	0
O.C. Carmichael III Charitable Annuity Trust	115,691	0
E. L. Morris Trust FBO O.C. Carmichael III Family	708,291	0
Ernestine M. Raclin Charitable Irrev Trust FBO O.C. Carmichael III Family	147,257	0
Ernestine M. Raclin Irrevocable Trust FBO O.C. Carmichael III Family	229,932	0
Ella Morris Charitable Trust FBO O.C. Carmichael III Family	1,598	0
E. L. Morris Irrev Charitable Living Trust FBO O.C. Carmichael III Family	6,229	0
Ernestine M. Raclin Irrevocable Trust FBO O.C. Carmichael III Family	228,383	0
	1,448,126	0

1st Source Bank, as Trustee of all Morris Trusts	6,764,842	2,846,845

LEGAL MATTERS
The validity of the common stock offered hereby has been passed upon for us by Barnes & Thornburg LLP.
EXPERTS
The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2014 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy materials that we have filed with the Commission at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the Commission at 1-800-SEC-0330. Our SEC filings are also available to the public on the Commission’s Internet website at http://www.sec.gov or on our website at www.1stsource.com. The information on the websites listed above is not and should not be considered part of this prospectus and is not incorporated by reference in this document. Those websites are and are only intended to be inactive textual references.
INCORPORATION BY REFERENCE
We incorporate by reference into this prospectus the documents listed below and any filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities under this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. The information incorporated by reference into this prospectus is considered a part of this prospectus, and information that we file later with the Commission, prior to the termination of the offering of common stock under this prospectus, will automatically update and supersede the previously filed information.
•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2014.
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015.
•	Our Current Reports on Form 8-K filed on January 21, February 12, April 23, April 24, May 12, June 23, June 26, July 23, July 28, October 9 and October 22, 2015.
•	The information set forth under the caption “Description of Registrant’s Securities to be Registered” in the registrant’s Registration Statement on Form S-2, Reg. No. 33-9087, dated December 16, 1986, including any amendments or reports filed for the purpose of updating that description.
You may request a free copy of these filings (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates), at no cost, by writing to or telephoning us at the following address:
1st Source Corporation
100 North Michigan Street
South Bend, Indiana 46601
(574) 235-2000

[●] Shares
Common Stock
$[●] per share
PRELIMINARY PROSPECTUS SUPPLEMENT
Keefe, Bruyette & Woods
                            A Stifel Company